Exhibit 32.1

SECTION 906 CERTIFICATION OF PRESIDENT

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned President of Stem Cell Therapy International, Inc. (the “Company”), hereby certify that the Annual Report on Form 10-K of the Company for the year ended March 31, 2009, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 10, 2009

By:	/s/ David Stark
David Stark
President